Exhibit 3.1

AMENDMENT TO ARTICLES OF INCORPORATION DATED JUNE 24, 2004

[logo]	Industry Canada	Industrie Canada

	Certificate	Certificat
	of Amendment	de modification

	Canada Business	Loi canadienne sur
	Corporations Act	les sociétés par actions

COGNOS INCORPORATED

COGNOS INCORPORÉE		074301-1

Name of corporation – Dénomination de la société		Corporation number – numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	[ ]	(a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	[ ]	(b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	[X]	(c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	[ ]	(d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

[SIGNATURE]		June 24, 2004 / le 24 juin 2004
Director / Directeur		Date of Amendment / Date de modification

[LOGO]

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[logo]	Industry Canada	Industrie Canada
			FORM 4	FORMULE 4
	Canada Business	Loi canadienne sur	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
	Corporations Act	les sociétés par actions	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

1 – Name of Corporation – Dénomination de la société	2 – Corporation No. - N° de la société
COGNOS INCORPORATED
COGNOS INCORPORÉE	074301-1

3 – The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-dessus mentionnée sont modifiés de la façon suivante :

The Articles of Incorporation of the Corporation be amended to eliminate the preferred class of shares by deleting Paragraph 3(2) thereof.

Date	Signature	4 – Capacity of – En capacité de
June 24, 2004	[SIGNATURE]	Vice-President, Chief Legal Officer & Secretary

For Departmental use only	Printed Name – Nom en lettres moulées	[LOGO]
À l'usage du Ministère seulement
Filed June 24, 2004
Déposée	W. John Jussup

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